As filed with the Securities and Exchange Commission on February 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

East Stone Acquisition Corporation
(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 Mall Road, Suite 330
Burlington, MA 01803
(781) 202 9128

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xiaoma (Sherman) Lu
130 Worthen Road
Lexington, MA 02421
(617) 991-5173

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry Grossman, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, New York, New York 10105 (212) 370-1300 (212) 370-7889 — Facsimile	Simon Schilder Michael Killourhy Ogier Ritter House, 6th Floor Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 + 1 (284) 852 7300	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 (202) 778-6400 (202) 778-6460 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-235949

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share of no par value, one Right entitling the holder to receive one-tenth (1/10) of one ordinary share and one redeemable Warrant entitling the holder to purchase one-half (1/2) of one ordinary share(3)	2,300,000	$10.00	$23,000,000	$2,985.40
Ordinary Shares of no par value, included as part of the Units(3)	2,300,000	—	—	—	(4)
Rights included as part of the Units(3)	2,300,000	—	—	—	(4)
Shares underlying Rights included as part of the Units(3)	230,000	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	2,300,000	—	—	—	(4)
Representative’s Warrants(3)	115,000	$12.00	$1,380,000	$179.12
Representative’s Share(3)	17,250	$10.00	$172,500	$22.39
Total			$24,552,500	$3,186.91	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-235949).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The registrant previously registered securities having a proposed maximum aggregate offering price of $122,762,500 on its Registration Statement on Form S-1, as amended (File No. 333-235949), which was declared effective by the Securities and Exchange Commission on February 19, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $24,552,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 2,300,000 additional units of East Stone Acquisition Corporation, a British Virgin Islands company (the “Registrant”), each consisting of one ordinary share, one redeemable warrant and one right, (ii) 115,000 additional redeemable warrants and (iii) 17,250 additional ordinary shares of the Registrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to certain adjustments. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the Registrant’s initial business combination. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-235949) (the “Prior Registration Statement”), initially filed by the Registrant on January 17, 2020 and declared effective by the Securities and Exchange Commission on February 19, 2020. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-235949) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ogier, British Virgin Islands counsel to the Registrant.
5.2	Opinion of Ellenoff Grossman & Schole LLP, counsel to the Registrant.
23.1	Consent of Withum Smith+Brown, PC.
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-235949), filed on January 17, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, MA, on the 19th day of February 2020.

East Stone Acquisition Corporation

By:	/s/ Xiaoma (Sherman) Lu
Name: Xiaoma (Sherman) Lu
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on February 19, 2020.

Name	Position

/s/ Xiaoma (Sherman) Lu	Chief Executive Officer
Xiaoma (Sherman) Lu	(Principal executive officer)

/s/ Chunyi (Charlie) Hao	Chairman, Chief Financial Officer and Director
Chunyi (Charlie) Hao	(Principal financial and accounting officer)

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